                           AMENDED AND RESTATED BYLAWS
                                       OF
                           DIGITALCONVERGENCE.:COM INC.


         These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation (as the same may be amended and restated from time to time) of DigitalConvergence.:Com Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.


                                    ARTICLE I

                                     OFFICES

         Section 1. DELAWARE OFFICE. The office of the Corporation within the State of Delaware shall be in the City of Dover, County of Kent.

         Section 2. OTHER OFFICES. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of stockholders of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

         Section 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board. Except as otherwise permitted by law, no stockholder of the Corporation shall require the Board to call an annual meeting of stockholders of the Corporation. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.


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         Section 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise provided by law, may be called at any time only by the Chairman of the Board, the Chief Executive Officer, the President, or the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these Bylaws).

         Section 4. NOTICE. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to each stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         Section 5. NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting, by or at the direction of a majority of the members of the Board, or by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph
(b) of this Bylaw.

                  (b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A stockholder's notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital


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stock of the Corporation beneficially owned by that stockholder and (3) any interest of the stockholder in the proposed business.

                  (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Bylaw shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder.

         Section 6. QUORUM. At each meeting of stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

         Section 7. ADJOURNMENTS. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the chairman of the meeting or a majority in interest of those present or represented by proxy and entitled to vote may adjourn the meeting from time to tithe until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

         Section 8. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

         Section 9. VOTING. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except in cases where a larger vote is required by law or by the certificate of incorporation of the Corporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon, a quorum being present.

         Section 10. INSPECTORS. For each election of directors by the stockholders and in any case in which it shall be advisable, in the opinion of the Board, that the voting upon any other matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any


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such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

         Section 11. CERTAIN RULES OF PROCEDURE RELATING TO STOCKHOLDER MEETINGS. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

                  (a) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

                  (b) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

         Section 12. REQUESTS FOR STOCKHOLDER LIST AND CORPORATION RECORDS. Stockholders shall have those rights afforded under the General Corporation Law of the State of Delaware to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the General Corporation Law of the State of Delaware. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or


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extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this
Section 12 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by vote of the Board.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. POWERS. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

         Section 2. NUMBER, ELECTION AND TERMS. The authorized number of directors may be determined from time to time by vote of a majority of the then authorized number of directors; provided however, that such number shall not be less than one or more than nine. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 3. NOMINATION OF DIRECTOR CANDIDATES. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. Such stockholder's notice shall set forth (1) as to


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each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board, any person nominated by the Board for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. Notwithstanding any of the notice provisions stated in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

                  (c) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing is this Bylaw shall relieve stockholders from complying with all applicable requirements, if any, of the Exchange Act, and the rules and regulations thereunder.

         Section 4. ELECTION. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

         Section 5. PLACE OF MEETINGS. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such


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other days and at such other times as the Board may from time to time determine.
Notice of regular meetings of the Board need not be given except as otherwise required by these Bylaws.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Secretary at the request of any two of the other directors.

         Section 8. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice thereof shall be required), stating the time, place and purposes thereof; shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on twenty-four hours notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 9. QUORUM AND MANNER OF ACTS. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board or a committee thereof. If a quorum shall not be present at any meeting of the Board or a committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board.

         Section 10. RESIGNATION. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 11. COMPENSATION OF DIRECTORS. The Board may provide for the payment to any of the directors of a specified amount for services as a director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; PROVIDED, HOWEVER, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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         Section 12. VACANCIES, ADDITIONAL DIRECTORS AND REMOVAL FROM OFFICE.
Vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the Board designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. If there are no directors in office (or where holders of any class or classes or series thereof are entitled to elect one or more directors, there are no directors of such class in office), an election of directors may be held in the manner provided by statute. Any director may be removed, but only for "cause" as defined in the certificate of incorporation of the Corporation, by the holders of a majority of the shares then entitled to vote at an election of directors at any special meeting of stockholders duly called and held for such purpose.

         Section 13. ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof as provided in Article IV of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 14. CORPORATE GOVERNANCE.

                  (a) Without the approval of the Board of the Corporation, the Corporation agrees that it will not undertake any of the following actions:

                           (i) issue any additional shares of common stock of the Corporation or any additional instruments, options or rights entitling the holder thereof to acquire shares of common stock;

                           (ii) merge, consolidate, reorganize or sell all or substantially all of the assets of the Corporation on a consolidated basis;

                           (iii) fail to keep accurate books and records in accordance with generally accepted accounting principles; or

                           (iv) approve any annual or long term strategic plan, annual operating budget or capital expenditure budget or policy.

                  (b) The Board shall annually appoint an Audit Committee, Compensation Committee and such other committees as the Board determines necessary or advisable, the members


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of which shall be appointed in accordance with the provisions of Article IV of these Bylaws. The Board shall establish and adopt a charter for each such committee.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

         Section 1. DESIGNATION, POWERS AND NAME. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. If an Audit Committee or a Compensation Committee is designated, each such committee shall consist of one or more directors of the Corporation who are not employees of the Corporation. The committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution; PROVIDED, HOWEVER, that no such committee shall have the power or authority in reference to amending the certificate of incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, provided further, that, unless the resolution establishing the committee expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The committee may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate member(s) of any committee, who may replace any absent or disqualified member at any meeting.

         Section 2. MINUTES. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board when required.

         Section 3. COMPENSATION. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

         Section 4. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.


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Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

         Section 5. CHANGES IN COMMITTEES; RESIGNATIONS; REMOVALS. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation, provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the Chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

                                    ARTICLE V

                                    OFFICERS

         Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board (if such office is created by resolution adopted by the Board), a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Board may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation unless otherwise required by the certificate of incorporation of the Corporation.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board.


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         Section 3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board may be removed without cause by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board for the unexpired portion of the term.

         Section 5. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

         Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board (if such office is created by resolution adopted by the Board and who may also hold the office of President or other offices) shall have such duties as the Board may prescribe. In the Chairman's absence, such duties shall be attended to by the Chief Executive Officer.

         Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the Board and at all meetings of the stockholders. The Chief Executive Officer shall, subject to the Board, have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board. The Chief Executive Officer shall keep the Board and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The Chief Executive Officer may sign, with the Secretary or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Chief Executive Officer shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. If the Board has not elected a Chairman of the Board or in the absence, inability to act or refusal to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.


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

         Section 8. PRESIDENT. The President shall perform such duties and exercise such powers as usually appertain to such title and such other duties as may be prescribed by the stockholders, the Board or the Executive Committee (if any) from time to time. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

         Section 9. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board (if any), the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

         Section 10. SECRETARY. The Secretary shall (a) record the proceedings of the meetings of the stockholders, the Board and committees of directors in the permanent minute books of the Corporation kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

         Section 11. TREASURER. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the

Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4 of
Article VI of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, the Chairman of the Board (if any), the Chief Executive Officer, the President or the Executive Committee (if any), a statement of financial condition of the Corporation in such detail as may be required; (c) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

         Section 12. ASSISTANT SECRETARY OR TREASURER. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board (if any), the President, the Board or the Executive Committee (if any). The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, or in their respective inability or refusal to act, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Secretaries may sign, with the Chairman of the Board (if any), the Chief Executive Officer, the President or Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by a resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

                                   ARTICLE VI

                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         Section 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         Section 2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

         Section 3. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

         Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as may be deemed expedient.

                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 1. STOCK CERTIFICATES. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chief Executive Officer or the President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         Section 2. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to have prepared or made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 3. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 4. TRANSFERS OF CAPITAL STOCK. Transfers of shares of capital stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

         Section 5. LOST CERTIFICATES. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 7. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


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

                                  ARTICLE VIII

                                    DIVIDENDS

         Section 1. DECLARATION. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation of the Corporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation of the Corporation.

         Section 2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                      SEAL

         The Corporation's seal shall be circular in form and shall include the name of the Corporation, the state and year of its incorporation, and the word "Seal."

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required by law, the certificate of incorporation of the Corporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be amended or supplemented in any respect at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (b) at any meeting of the Board; provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and further provided that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

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                                      -17-

         I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the Bylaws of said Corporation, as adopted by the Board of said Corporation on the ______ day of ______________, 2000.



                                          ______________________________
                                          William S. Leftwich, Secretary


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